UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 31, 2014

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 237-0410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2014, Stone Energy Corporation (“Stone”) completed the previously announced sale of its non-core Gulf of Mexico (“GOM”) conventional shelf properties to Talos Energy Offshore LLC for cash consideration of approximately $177.6 million, after giving effect to preliminary purchase price adjustments, and the assumption of future undiscounted abandonment liabilities estimated at approximately $117 million. Stone estimates transaction costs associated with the sale to approximate $2.5 million. The effective date of the sale is April 1, 2014.

At December 31, 2013, the estimated proved reserves associated with these properties represented approximately 9% of Stone’s year end 2013 total estimated proved reserves, and for the first quarter of 2014, the production volumes associated with these properties averaged approximately 57 million cubic feet of gas equivalent per day (58% natural gas). Under the terms of the agreement, Stone will retain a four-year option for a 50% working interest in the deep drilling rights on the properties.

All of the proceeds from the sale have been deposited with a Qualified Intermediary (under the terms of a Qualified Trust Agreement and Exchange Agreement) for potential reinvestment in like-kind replacement property as defined under Section 1031 of the Internal Revenue Code. We have until September 14, 2014 (the “Identification Period”) to identify qualified replacement property and have until January 27, 2015 (the “Exchange Period”) to close on such property. Compliance with these provisions provides for deferral of taxable gain on these sales proceeds. The Qualified Trust Agreement and Exchange Agreement provide for certain restrictions on the use of these funds during the Identification Period and, assuming identification is accomplished, additional restrictions during the Exchange Period.

The foregoing description of the material terms of the purchase and sale agreement is qualified by reference to the purchase and sale agreement and amendment no. 1 thereto, filed herewith as Exhibit 10.1.

The unaudited pro forma consolidated financial statements of Stone are also attached to this Current Report on Form 8-K as Exhibit 99.1 as described in Item 9.01 below.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma financial information

Unaudited pro forma consolidated financial statements as of March 31, 2014 and for the twelve months ended December 31, 2013 and the three months ended March 31, 2014 are attached as Exhibit 99.1 hereto.

(d) Exhibits

10.1*	Purchase and Sale Agreement (as amended) between Stone Energy Offshore, L.L.C. and Stone Energy Corporation, collectively as the seller, and Talos Energy Offshore LLC, as buyer, dated June 27, 2014.

99.1	Unaudited pro forma consolidated financial statements of Stone Energy Corporation as of March 31, 2014 and for the twelve months ended December 31, 2013 and the three months ended March 31, 2014.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. Stone will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: August 1, 2014	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Purchase and Sale Agreement (as amended) between Stone Energy Offshore, L.L.C. and Stone Energy Corporation, collectively as the seller, and Talos Energy Offshore LLC, as buyer, dated June 27, 2014.

99.1	Unaudited pro forma consolidated financial statements of Stone Energy Corporation as of March 31, 2014 and for the twelve months ended December 31, 2013 and the three months ended March 31, 2014.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. Stone will furnish copies of such schedules to the Securities and Exchange Commission upon request.